Exhibit 99.1

Vince Holding Corp. Announces

Completion of Third Lien Credit Facility

Provides Preliminary Sales and Gross Margin for the Third Quarter Fiscal 2020

Delays Reporting of Third Quarter 2020 Financial Results

NEW YORK, December 14, 2020 - Vince Holding Corp. (NYSE: VNCE), a leading global contemporary group (“Vince” or the “Company”), announced that it has closed its Third Lien Credit Facility resulting in $42.3 million in excess availability under its Revolving Credit Facility.  The Company also announced that its earnings release for the third quarter ended October 31, 2020, previously scheduled for after-market-close today, has been postponed to December 21, 2020. The Company plans to host a conference call at 4:30 p.m. ET that same day.

Preliminary highlights for the third quarter ended October 31, 2020:

•	Net sales decreased 34.0% to $69.0 million as compared to $104.5 million in the same period last year.
•	Gross margin rate was 45.9% compared to 48.8% in the same period last year.
•	On December 11, 2020 the Company closed the Third Lien Credit Facility resulting in excess availability of $42.3 million.

David Stefko, Interim Chief Executive Officer and Chief Financial Officer, commented, “The third quarter experienced sequential improvement in direct-to-consumer sales and gross margin, which continued into the fourth quarter as we entered the holiday season.  At the same time, we continued to tightly manage our expenses.  While we expect a continued recovery in our business, we successfully closed the Third Lien Credit Facility as well as completed amendments to our existing Revolving and Term Loan Credit Facilities.  As we continue to navigate the near term headwinds resulting from COVID, these steps enhanced our liquidity position to support the continued execution of our strategies. We have been very pleased to see continued market share gains in our Vince brand and look forward to the continued execution of our multi-pronged growth strategy.  For Rebecca Taylor, we remain encouraged by the opportunity to replicate the Vince recovery and growth playbook.  We look forward to providing more detail on our earnings call.”

Financing

On December 11, 2020, the Company entered into a $20 million Third Lien Credit Facility with SK Financial Services, LLC (“SK Financial”).  Interest and fees under the Third Lien Credit Facility are payable in kind.  Proceeds from this facility were used to pay down the borrowings under the Company’s existing Revolving Credit Facility. SK Financial is an affiliate of Sun Capital Partners, Inc. (“Sun Capital”), whose affiliates own approximately 72% of the Company’s common stock.  The Third Lien Credit Facility was reviewed and approved by the Special Committee of the Company’s Board of Directors, consisting solely of directors not affiliated with Sun Capital, which was represented by independent legal advisors.

In addition, on December 11, 2020, the Company entered into amendments to its existing Revolving Credit Facility and to its existing Term Loan Credit Facility.  The amendments, among others, extended the period during which the testing under a financial covenant is suspended, lowered the fixed charge coverage ratio to be maintained thereafter, extended the applicability of certain revised eligibility criteria for trade receivables and waived certain term loan amortization payments. For more information about the

Third Lien Credit Facility as well as the amendments to the Term Loan Facility and the Revolving Credit Facility, please refer to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission concurrently with this release.

Preliminary Results

The results presented in this press release remain subject to change following the completion of quarterly financial closing procedures and therefore are preliminary.  The Company recently experienced a significant shortage in staffing due to the additional burdens relating to COVID-19. Despite the Company hiring additional temporary staffing, the turnover and remote working has delayed the preparation of the required financial statements and related disclosures, including lease accounting adjustments related to the COVID-19 impact on our existing leases. The Company plans to file a notification of late filing on Form 12b-25 with the Securities and Exchange Commission with respect to its Quarterly Report (the “Quarterly Report”) on Form 10-Q for the fiscal quarter ended October 31, 2020. The Company expects to release its third quarter financial results on December 21, 2020 in conjunction with the Quarterly Report.

2020 Third Quarter Earnings Conference Call

A conference call to discuss the third quarter results will be held on December 21, 2020, at 4:30 p.m. ET, hosted by Vince Holding Corp. Interim Chief Executive Officer and Chief Financial Officer, David Stefko. During the conference call, the Company may make comments concerning business and financial developments, trends and other business or financial matters. The Company's comments, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

Those who wish to participate in the call may do so by dialing (833) 392-0629, conference ID 6757388. Any interested party will also have the opportunity to access the call via the Internet at http://investors.vince.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. For those who cannot listen to the live broadcast, a recording will be available for 12 months after the date of the event. Recordings may be accessed at http://investors.vince.com.

ABOUT VINCE HOLDING CORP.

Vince Holding Corp. is a global contemporary group, consisting of three brands: Vince, Rebecca Taylor and Parker. Vince, established in 2002, is a leading global luxury apparel and accessories brand best known for creating elevated yet understated pieces for every day effortless style. Known for its range of luxury products, Vince offers women’s and men’s ready-to-wear, footwear and accessories through 48 full-price retail stores, 15 outlet stores, and its e-commerce site, vince.com and through its subscription service Vince Unfold, www.vinceunfold.com, as well as through premium wholesale channels globally. Rebecca Taylor, founded in 1996 in New York City, is a high-end women’s contemporary lifestyle brand inspired by beauty in the everyday. The Rebecca Taylor collection is available at 10 retail stores, through our e-commerce site at rebeccataylor.com and through its subscription service Rebecca Taylor RNTD, www.rebeccataylorrntd.com, as well as through high-end department and specialty stores in select international markets. Parker, founded in 2008 in New York City, is a contemporary women’s fashion brand that is trend focused. The Parker collection is available at high-end department and specialty stores in select international markets. Please visit www.vince.com for more information.

Forward-Looking Statements: This document, and any statements incorporated by reference herein, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company's future results and financial condition, revenues, store openings and closings, margins, expenses and earnings and are indicated by words or phrases such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: the impact of the novel coronavirus (COVID-19) pandemic on our business, results of operations and liquidity; our ability to continue having the liquidity necessary to service our debt, meet contractual payment obligations, and fund our operations; changes in global economics and credit and financial markets; the expected effects of the acquisition of the Acquired Businesses on the Company; our ability to integrate the Acquired Businesses with the Company, including our ability to retain customers, suppliers and key employees; our ability to realize the benefits of our strategic initiatives; our ability to maintain our larger wholesale partners; the loss of certain of our wholesale partners; our ability to make lease payments when due; the execution and management of our retail store growth plans; our ability to expand our product offerings into new product categories, including the ability to find suitable licensing partners; our ability to remediate the identified material weakness in our internal control over financial reporting; our ability to optimize our systems, processes and functions; our ability to mitigate system security risk issues, such as cyber or malware attacks, as well as other major system failures; our ability to comply with privacy-related obligations; our ability to comply with domestic and international laws, regulations and orders; changes in laws and regulations; our ability to ensure the proper operation of the distribution facilities by third-party logistics providers; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection and customer service; our ability to keep a strong brand image; our ability to attract and retain key personnel; our ability to protect our trademarks in the U.S. and internationally; the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies; our current and future licensing arrangements; the extent of our foreign sourcing; fluctuations in the price, availability and quality of raw materials; commodity, raw material and other cost increases; our reliance on independent manufacturers; seasonal and quarterly variations in our revenue and income; further impairment of our goodwill and indefinite-lived intangible assets; competition; other tax matters; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including those described under “Item 1A—Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available, except as required by law.

Investor Relations Contact:

ICR, Inc.
Jean Fontana, 646-277-1214
Jean.fontana@icrinc.com